EXHIBIT 24.1

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Howard Root and James Hennen, or any of them (with full power to act alone), as the undersigned's true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of Vascular Solutions, Inc., and any or all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



          NAME                            TITLE                         DATE

 /s/ Howard Root              Chief Executive Officer and Director July 26, 2005
----------------------------- (principal executive officer)
Howard Root


 /s/ James Hennen             Chief Financial Officer (principal   July 26, 2005
----------------------------- financial and accounting officer)
James Hennen


 /s/ Dr. Gary Dorfman         Director                             July 26, 2005
-----------------------------
Dr. Gary Dorfman

 /s/ John Erb                 Director                             July 26, 2005
-----------------------------
John Erb

 /s/ Michael Kopp             Director                             July 26, 2005
-----------------------------
Michael Kopp

 /s/ Richard Nigon            Director                             July 26, 2005
-----------------------------
Richard Nigon

 /s/ Paul O' Connell          Director                             July 26, 2005
-----------------------------
Paul O' Connell

 /s/ J. Robert Paulson, Jr.   Director                             July 26, 2005
-----------------------------
J. Robert Paulson, Jr.